SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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 Protein Polymer Technologies, Inc.
(Name of Registrant as Specified in its Charter)

___________________________________________________________
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PROTEIN POLYMER TECHNOLOGIES, INC.
10655 Sorrento Valley Road
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 20, 2007

To the Stockholders of Protein Polymer Technologies, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Protein Polymer Technologies, Inc. (the “Company”), a Delaware corporation, to be held at the Board Room at L’Ambiance, 4240 Galt Ocean Drive, Fort Lauderdale, Florida 33308, on Thursday, September 20, 2007, at 11:00 a. m. local time, for the following purposes:

1.	To elect five members to the Board of Directors of the Company to serve until their respective successors are elected and qualified (Proposal 1);

2.
To ratify the selection by our audit committee of Squar, Milner, Peterson, Miranda & Williamson, LLP., independent registered public accountants, to audit the financial statements of the Company for the year ending December 31, 2007 (Proposal 2);

3.	To amend the Company’s certificate of incorporation to increase the authorized number of shares of common stock from 120,000,000 shares to 1,000,000,000 shares (Proposal 3); and

4.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on July 27, 2007 are entitled to notice of and to vote at the meeting.

A proxy statement and proxy are enclosed. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the self addressed stamped envelope provided. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

By Order of the Board of Directors

Erin Davis, Secretary

San Diego, California
August 17, 2007

YOUR VOTE IS IMPORTANT We urge you to promptly vote your shares by completing, signing, dating and returning your proxy card in the enclosed envelope.

PROXY STATEMENT

PROTEIN POLYMER TECHNOLOGIES, INC.
10655 Sorrento Valley Road
San Diego, California 92121

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of stockholders of Protein Polymer Technologies, Inc. (“Protein Polymer,” the “Company,” “We” or “Us”) to be held on Thursday, September 20, 2007, and at any adjournments. The accompanying proxy is solicited by our Board of Directors and is revocable by the stockholder by notifying our Corporate Secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and the accompanying proxy are being distributed to stockholders beginning on or about August 17, 2007. Our principal executive offices are located at 10655 Sorrento Valley Road, San Diego, California 92121 telephone (858) 558-6064.

OUTSTANDING SHARES AND VOTING RIGHTS

RECORD DATE; OUTSTANDING SHARES; VOTING

Only stockholders of record at the close of business on July 27, 2007, the record date, are entitled to receive notice of, and vote at the Annual Meeting. As of the record date, the number and class of voting stock outstanding and entitled to vote at the meeting was 67,809,204 shares of our common stock, par value $.01 per share ("Common Stock"), 11,700 shares of our Series G Convertible Preferred Stock, par value $.01 per share ("Series G Preferred Stock"), and 14,000 shares of our Series I Convertible Preferred Stock, par value $.01 per share ("Series I Preferred Stock"). Each share of Common Stock is entitled to one vote, each share of Series G Preferred Stock is entitled to two hundred (200) votes per share and each share of Series I Preferred Stock is entitled to one hundred eighty one (181) votes per share. The holders of Common Stock, Series G Preferred Stock and Series I Preferred Stock vote together as a single class. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

By submitting your proxy, you authorize William N. Plamondon, III or his designee to represent you and vote your shares at the meeting in accordance with your instructions. Mr. Plamondon or his designee may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting.

The five nominees receiving the highest number of votes cast at the meeting will be elected as our directors and constitute our entire Board of directors. The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present is necessary for approval of Proposal 2. The affirmative vote of at least a majority of the outstanding shares entitled to vote at the Annual Meeting at which a quorum is present is necessary for approval of Proposal 3.

REVOCABILITY OF PROXIES

If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with our the corporate secretary of Protein Polymer at its principal offices, 10655 Sorrento Valley Road, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

SOLICITATION

Protein Polymer has borne the cost of preparing, assembling and mailing this proxy solicitation material. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, personally, by telephone or by facsimile.

ADJOURNED MEETING

The chair of the meeting may adjourn the meeting from time to time to reconvene at the same or some other time, date and place. Notice need not be given of any such adjournment meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjournment meeting are not announced at the meeting where the adjournment is taken, then our Secretary shall give written notice of the time, date and place of the adjournment meeting not less than ten (10) days prior to the date of the adjournment meeting. Notice of the adjournment meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than 30 days after the original date fixed for the meeting or if a new record date for the adjourned meeting is fixed.

TABULATION OF VOTES

The votes will be tabulated and certified by Continental Stock Transfer & Trust Co, our transfer agent.

VOTING BY STREET NAME HOLDERS

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”).

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The required quorum for the transaction of business at the Annual Meeting is a majority of the outstanding shares of Common Stock, Series G Preferred Stock (on an as converted basis) and Series I Preferred Stock (on an as converted basis) entitled to vote at the Annual Meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the Annual Meeting with respect to such matter.

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum. For purposes of determining the outcome of a proposal, abstentions will have the same effect as a vote against the proposal (other than the election of directors).

Broker “non-votes” occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Broker “non-votes” will be counted as shares present for purposes of determining the presence of a quorum. However, broker “non-votes” will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Where a proposal, such as approval of the amendments to our Certificate of Incorporation, requires the vote of a majority of the shares entitled to vote rather than a majority of the votes present and voting at a meeting, the general effect of a broker “non-vote” is a vote against the proposal. However, where only a majority of the votes represented and voting at the meeting is required, a broker non-vote will not affect the outcome of the voting on such a proposal.

PROPOSALS TO STOCKHOLDERS

PROPOSAL 1

ELECTION OF DIRECTORS

Each nominee to the Board of Directors will serve until the next annual meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Richard Adelson, Allan Farber, Kerry L. Kuhn, M.D., James B. McCarthy and William N. Plamondon, III. Information is furnished below with respect to all nominees.

Set forth below is the biographical information of the nominees and Director:

Richard Adelson, age 50, has served as a director of the Company since January 29, 2007. He has been a private investor for more than the past five years. Mr. Adelson also served as a director of the Company from September 1999 to April 25, 2003.

Allan Farber, age 60, has served as a director of the Company since January 29, 2007. He has been a private investor for more than the past five years.

Kerry L. Kuhn, M.D., age 57, has served as a director of the Company since April 2000. Dr. Kuhn is currently a partner and Board certified practicing physician at the Omega Obstetrics and Gynecology Center in Coral Springs, Florida, a position he has held since 1986. Dr . Kuhn serves on the Board of Directors of Vital MD, a physician organization consisting of medical LLC's who employ 120 obstetricians and gynecologists.

James B. McCarthy, age 55, has served as a director of the Company since April 2005. Mr. McCarthy is the founder, Chairman and Chief Executive Officer of Gemini Consulting Group, Inc., a U.S. based, privately held holding company with affiliated companies in the United States, United Kingdom and Australia. Mr. McCarthy’s areas of key expertise include the development of hospital and ambulatory surgery center joint ventures both domestically and internationally, development and implementation of hospital and physician joint venture strategies and implementation of domestic and international medical supply and equipment arrangements. Mr. McCarthy received his B.A. from the University of Notre Dame, his J.D. from the Loyola University School of Law, and his M.B.A. from the Keller Graduate School of Management. He is a member of various state and national organizations, including the American Health Lawyers Association and the National Strategy Forum. He also serves on the National Advisory Council of the Keller Graduate School of Management in Chicago, IL. Mr. McCarthy is also a member of the Board of Directors of Hinsdale Bank and Trust Company, Hinsdale, Illinois; Wintrust Financial Corporation (WTFC, NASDAQ), Lake Forest, Illinois; and Sirigen, Inc., Santa Barbara, California.

William N. Plamondon III, age 59, has served as a director of the Company since March 2005. Mr. Plamondon currently serves as our President and Chief Executive Officer, positions he has held since April 2005 and as our Chairman, a position he has held since May 2006. Mr. Plamondon also serves as the President and Chief Executive Officer of R.I. Heller & Co., LLC, a management-consulting firm, a position he has held since 1998. Mr. Plamondon’s assignments through R.I. Heller include Advantage Rent a Car, Murray, Inc., and May Logistics Corporation. Previously, Mr. Plamondon served as President and CEO of ANC Rental Corporation, from October 2001 until October 2003, and as CEO of First Merchants Acceptance Corp., from May 1997 until May 1998. Mr. Plamondon is also on the Board of Trustees of North Central College. He is an eight-year member of the Executive Advisory Committee for Give Kids the World, and is an active member of the American Bankruptcy Institute and the Turnaround Management Association.

Currently, all directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among our directors and officers. There currently are no legal proceedings, and during the past five years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any director or director nominee of the Company.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors is responsible for the management and direction of our company and for establishing broad corporate policies. A primary responsibility of the Board is to provide effective governance over our affairs for the benefit of our stockholders. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be the best interests of our company. In discharging that obligation, Directors may rely on the honesty and integrity of our senior executives and our outside advisors and auditors.

The Board of Directors and the Audit Committee of the Board meet periodically throughout the year to receive and discuss operating and financial reports presented by our executive officers as reports by experts and other advisors. The Board of Directors and the Compensation Committee of the Board meet periodically throughout the year to receive and discuss reports relating to officer and employee compensation presented by our executive officers. The Board held 14 meetings during the fiscal year ended December 31, 2006 in person and telephonically. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and committees on which he served. Directors are expected to attend the Annual Meeting absent unusual circumstances, although we have no formal policy on the matter.

In fiscal 2006, the non-employee members of the Board of Directors did not meet in executive session, i.e. with no employee Directors or management personnel present; however, the Audit Committee, which is composed of certain non-employee directors did meet in executive session on one occasion.

Compensation Committee.

The Compensation Committee is composed of Messrs. Kuhn, Farber and Adelson. The Compensation Committee makes recommendations concerning salaries and compensation for officers, employees of and consultants to the Company. This committee met once in 2006 and all committee members were in attendance

Our Board of Directors has no standing nominating committee because these functions are handled by the Board of Directors. Nominees to the Board of Directors are selected by the Board of Directors based on current business and industry knowledge as well as general business knowledge.

Audit Committee and Audit Committee Expert.

In fiscal year ended December 31, 2006, the Board had an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee currently consists of Messrs. McCarthy, Adelson and Farber. The Board of Directors has determined that all three members are independent directors as (i) defined in Rule 10A-3(b)(1)(ii) under the Exchange Act and (ii) under Section 121B(2)(a) of the AMEX Company Guide (although our securities are not listed on the American Stock Exchange or any other national exchange). We believe Messrs. McCarthy, Farber and Adelson to be independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee.

The Board of Directors has determined that the audit committee does not have an "audit committee financial expert" as that term is defined in Item 401(e)(2) of Regulation S-B because the Board of Directors did not believe that any of the members of the Audit Committee met the qualifications of an "audit committee financial expert" and does not believe, given the Company's current financial condition, that the expense is warranted at this time.

The principal functions of the Audit Committee are to

(i)
assist the Board in fulfilling its oversight responsibility relating to the annual independent audit of our consolidated financial statements, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance;

(ii)	prepare the reports or statements as may be required by the securities laws;

(iii)
assist the Board in fulfilling its oversight responsibility relating to the integrity of our financial statements and financial reporting process and our system of internal accounting and financial controls;

(iv)	discuss the financial statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; and

(vi)	review disclosures by independent accountants concerning relationships with us and the performance of our independent accountants.

Audit Committee Report.

The primary responsibility of the Audit Committee (the “Committee”) is to assist the Board of Directors in discharging its oversight responsibilities with respect to financial matters and compliance with laws and regulations. The primary methods used by the Committee to fulfill its responsibility with respect to financial matters are to:

•	appoint, evaluate, and, as the Committee may deem appropriate, terminate and replace Protein Polymer’s independent registered public accountants;

•	monitor the independence of Protein Polymer’s independent registered public accountants;

•	determine the compensation of Protein Polymer’s independent registered public accountants;

•	pre-approve any audit services, and any non-audit services permitted under applicable law, to be performed by Protein Polymer’s independent registered public accountants;

•	review Protein Polymer’s risk exposures, the adequacy of related controls and policies with respect to risk assessment and risk management;

•	monitor the integrity of Protein Polymer’s financial reporting processes and systems of control regarding finance, accounting, legal compliance and information systems; and

•	facilitate and maintain an open avenue of communication among the Board of Directors, management and Protein Polymer’s independent registered public accountants.

The Committee met four times telephonically in fiscal 2006. All committee members were present at the meeting.

In discharging its responsibilities relating to internal controls, accounting and financial reporting policies and auditing practices, the Committee discussed with Protein Polymer’s independent registered public accountants, Squar, Milner, Peterson, Miranda & Williamson, LLP, the overall scope and process for its audit. The Committee’s Chairman has met telephonically with Squar, Milner, Peterson, Miranda & Williamson, LLP, without management present, to discuss the results of its examinations and the overall quality of Protein Polymer’s financial reporting.

The Committee has discussed with Squar, Milner, Peterson, Miranda & Williamson, LLP. its judgments about the quality, in addition to the acceptability, of the Protein Polymer’s accounting principles as applied in Protein Polymer’s financial reporting, as required by Statement on Auditing Standards No. 90 “Communications with Audit Committees.”

The Committee also has received a letter from Squar, Milner, Peterson, Miranda & Williamson, LLP and Peterson & Co., LLP, its predecessor, that is required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Squar, Milner, Peterson, Miranda & Williamson, LLP. their independence.

The Committee has met and held discussions with management. The Committee has reviewed and discussed with management Protein Polymer’s audited consolidated financial statements as of and for the fiscal years ended December 31, 2006 and 2005.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Protein Polymer’s Annual Report for the year ended December 31, 2006.

This report is respectfully submitted by the members of the Audit Committee of the Board of Directors.

James B. McCarthy, Chairman
Allan Farber
Richard Adelson

Code of Ethics and Business Conduct

We have adopted a written Code of Conduct that applies to everyone in the Company, including our Chief Executive Officer, who is our principal executive officer and principal financial officer. This code has been presented to and reviewed by each officer, director and employee. Our Board of Directors is required to approve any waivers of the code of ethics and business conduct for Directors or executive officers and we are required to disclose any such waiver in a Current Report on Form 8-K within four business days. A copy of our Code of Conduct is attached as Exhibit 14.1 to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Commission on March 31, 2005, and is incorporated by reference.

Communication with the Board of Directors

Interested parties wishing to contact the Board of Directors of the Company may do so by writing to the following address: Board of Directors, 10655 Sorrento Valley Road, San Diego, California 92121, Attn: Corporate Secretary. All letters received will be categorized and processed by the Corporate Secretary and then forwarded to the Company’s Board or Directors.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend the Annual Meeting of Stockholders.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Squar, Milner, Peterson, Miranda & Williamson, LLP. (“SMPM”) as our independent registered public accountants for the fiscal year ending December 31, 2007 subject to ratification by the stockholders.

SMPM audited our financial statements for the year ended December 31, 2006. Peterson & Co., LLP (“Peterson”) audited our financial statements for the year ended December 31, 2005. Peterson merged with SMPM on November 22, 2006. All audit and professional services provided by SMPM, will be approved in advance by the Audit Committee to assure such services do not impair the auditor's independence from us. The total aggregate fees billed by SMPM were $109,091 for the fiscal year ended December 31, 2006. The total aggregate fees billed by Peterson were $105,846 for the fiscal year ended December 31, 2005. The following table shows the detailed fees billed to us by SMPM and Peterson for professional services rendered during these fiscal years.

	Amount ($)
Description of Fees	2006	2005
Audit Fees	$105,626	$82,474
Audit-Related Fees	$-0-	$-0-
Tax Fees	$3,465	$3,360
All Other Fees	$-0-	$20,012

Total	$109,091	$105,846

Audit Fees

Represents fees for professional services provided for the audit of our annual financial statements, services that are performed to comply with generally accepted auditing standards, and review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees

Represents the fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

The Audit Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The Audit Committee reviews and approves the scope and staffing of the independent auditors' annual audit plan.

Tax Fees

This represents professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

SMPM was paid no other fees for professional services during the fiscal year ended December 31, 2006. Peterson was paid no other fees for professional services during the fiscal year ended December 31, 2005, except for $20,012 paid for review of registration statements and issuances of consents. The Audit Committee approved in advance or ratified each of the major professional services provided by Peterson and by SMPM. The Audit Committee has considered the nature and amount of the fees billed by Peterson and SMPM and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining the independence of Peterson & Company, LLP.

The Board of Directors considers SMPM to be well qualified to serve as our independent public accountants.

Representatives of SMPM will be available telephonically at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote and Recommendation

The affirmative vote of at least a majority of the shares of the Common Stock, Series G Preferred Stock (on an as converted basis) and Series I Preferred Stock (on an as converted basis) represented and voting at the Annual Meeting is necessary for approval of Proposal 2.

THE BOARD OF DIRECTORS DEEMS PROPOSAL 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED COMMON STOCK FROM 120,000,000 SHARES TO 1,000,000,000 SHARES

Our Board of Directors, subject to approval of our stockholders, authorized an amendment to our Certificate of Incorporation to increase the number of our authorized shares of common stock from 120,000,000 to 1,000,000,000. If this proposal is approved by our stockholders, we will file an amendment to our Certificate of Incorporation with the Delaware Secretary of State. A copy of that amendment is attached hereto as Annex A. The Board believes such action to be in our best interests for the reasons set forth below.

As of  July 27, 2007, we had 67,809,204 shares of common stock outstanding and approximately 49,489,200 shares reserved for future issuance under outstanding convertible preferred stock, options, warrants and existing stock option plans, which results in approximately 2,701,000 shares of common stock available for other future issuances.

We currently have 1,344 shares of Series D Preferred Stock outstanding and 26,420 shares of Series F Preferred Stock outstanding. Each share of this stock is convertible into shares of our common stock at a conversion ratio equal to the quotient derived by dividing (A) the stated value of $100 by (B) the lower of (1) $3.75 (subject to certain anti-dilution adjustments for future stock distributions, stock splits or similar capital adjustments) or (2) the market price of the common stock at the time of conversion (subject to certain anti-dilution adjustments for future stock distributions, stock splits or similar capital adjustments). On July 27, 2007, the market price for our common stock was $0.1875 per share. Accordingly, on that date we had an aggregate of 14,807,472 shares required to be reserved for future issuance under the outstanding Series D and F Preferred Stock. Because of the anti-dilution provision for these securities, even if Proposal 3 is approved, we cannot assure that in the future we will have an adequate number of shares of common stock authorized to satisfy the conversion requirements of the Series D and F Preferred Stock without amending our Certificate of Incorporation to further increase the number of shares of common stock we are authorized to issue.

The following table sets forth the number of shares of our common stock that are required to be reserved for issuance upon the conversion of currently outstanding convertible securities (other than the outstanding preferred stock discussed above) and exercise of currently outstanding options and warrants.

The following illustrates the number of shares of common stock that would be required for issuance if all holders of our preferred stock exercised their conversion feature as of July 27, 2007:

Preferred Stock	Shares of Preferred Stock Outstanding	Shares of Common Stock to be Issued if Preferred Stock Converted
Series D	1,344	716,805	(a)
Series F	26,420	14,090,667	(a)
Series G	11,700	2,340,000
Series H	12,182	1,624,267
Series I	14,000	2,545,455
	65,646	21,317,193

(a) Assumes the market price for our common stock is $0.1875 per share at the conversion date.

A number of the newly authorized shares will be reserved for issuance upon conversion and exercise of the above mentioned preferred stock and other convertible securities to the extent that the currently authorized shares are insufficient for this purpose. In addition, we plan on issuing to each of Messrs. Kuhn and McCarthy, two of our directors, shares valued at $10,000, representing directors’ fees that were required to be paid to these directors in 2006. Each of the four outside directors will be granted options to acquire 80,000 shares of common stock in 2007. Aside from the foregoing, we have no arrangements, understandings, agreements or commitments at this time with respect to the issuance of the new shares that would be authorized if this proposal is approved.

Our Board of Directors believes that the proposed increase in authorized shares of common stock will benefit the Company by providing flexibility to issue common stock for a variety of business and financial objectives in the future without the necessity of delaying such activities for further stockholder approval, except as may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or national securities association trading system on which our securities may be listed or quoted.

This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares or change the relative rights and limitations of the shares of common stock. The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, any issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock. In addition, our Board of Directors could issue large blocks of common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Required Vote and Recommendation

The affirmative vote of at least a majority of the issued and outstanding shares of the Common Stock,
Series G Preferred Stock (on an as converted basis) and Series I Preferred Stock (on an as converted basis) as of the record date eligible to vote is necessary for approval of Proposal 3.

THE BOARD OF DIRECTORS DEEMS PROPOSAL 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following sets forth biographical information about our executive officers and key personnel:

Name	Age	Position

William N. Plamondon, III	59	President, Chief Executive Officer, Chief Financial Officer & Chairman of the Board

Joseph Cappello, Ph.D	51	Vice President, Research and Development, Chief Technical Officer and Director, Clinical Research

Franco A. Ferrari, Ph.D	56	Vice President, Laboratory Operations and Polymer Production and Director, Molecular Genetics

Erin Davis	42	Secretary

For biographical information about William N. Plamondon, III, please see the discussion under the heading “Proposal 1 Election of Directors” above.

Dr. Cappello has been the Company’s Vice President, Research and Development since February 1993 and Chief Technical Officer since February 1997. He has been the Company’s Director, Clinical Research, since July 2002. From September 1988 to February 1993, he was the Company’s Senior Research Director, Protein Engineering.

Dr. Ferrari has been the Company’s Vice President, Laboratory Operations and Director, Molecular Genetics since February 1993. From September 1988 to February 1993, he was the Company’s Senior Research Director, Genetic Engineering.

Ms. Davis has been the Corporate Secretary since January 2007. She has been a Director of R.I. Heller & Co., LLC ("Heller") since 2003. In addition to her duties as Secretary Ms. Davis manages certain of the Company's human resources, public and shareholder relations activities. Prior to joining Heller, Ms. Davis held various management positions with a variety of companies, most notably, she was vice president of communications and public relations for ANC Rental Corporation the former parent company of the Alamo and National car rental companies.

EXECUTIVE COMPENSATION

Compensation of Non-Employee Directors

Non-employee, non-affiliate directors are entitled to receive $10,000 for their services as directors during the 2006 fiscal year. All directors were reimbursed for their out-of-pocket expenses in attending meetings of the Board or committees thereof. The directors' fees payable to Messrs. Kuhn and McCarthy were not paid in 2006. We anticipate satisfying those obligations with the issuance of stock or stock options during 2007.

Directors who are also not employees of the Company are granted options to purchase Company common stock under the Company’s 1996 Non-Employee Directors’ Stock Option Plan (the "1996 Option Plan"). Under the 1996 Option Plan, each such director is granted an annual option to purchase 80,000 shares of common stock of the Company upon his or her election to the Board and on the first business day in June of each calendar year thereafter. Such options have a duration of ten years and are exercisable six months after the date of grant at a price equal to the fair market value of the Company’s common stock on the date of grant.

Employment Agreements

On December 31, 2002, the Company entered into a employment agreement with J. Thomas Parmeter calling for an initial annual base salary of $212,000, as well as certain other customary benefits. The initial base salary was subject to adjustment by the Board of Directors. This agreement, which was set to expire on December 31, 2005 unless terminated prior to that date by the Company or Mr. Parmeter, was extended by the Board to the end of April 2006. He retired in April 2006.

We have an unwritten agreement with R.I. Heller & Co., LLC, Mr. Plamondon's affiliated consulting company, pursuant to which we pay Heller $25,000 per month for Mr. Plamondon's services. In June 2005, we issued to Mr. Plamondon and his designees, including Erin Davis, warrants to purchase an aggregate of two million shares of our common stock at $0.67 per share, subject to adjustment pursuant to anti dilution provisions. Mr. Plamondon received 1,575,00 of these warrants and Ms. Davis received 75,000 of these warrants. The warrants expire on June 30, 2008.

Each of the other employment agreements that the Company had with any of its named executive officers has expired.

Summary Compensation Table - 2006

Name and Principal Position	Salary		Bonus	Stock Award	Option Award	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
William N. Plamondon, III, Chairman and CEO	$300,000	(1)	-	-	-	-	-	-	$300,000

Joseph Cappello, Ph.D, VP, Research and Development, Chief Technical Officer and Director, Clinical Research	167,860		-	-	-	-	-	-	167,860

Franco A. Ferrari, Ph.D, VP, Laboratory Operations and Polymer Production and Director, Molecular Genetics	155,372		-	-	-	-	-	-	155,372

J. Thomas Parmeter, Ph.D retired as Chairman of the Board on April 30, 2006	101,665		-	-	-	-	-	-	101,665

Janis Y. Neves served as Secretary, Director of Finance and Admin until 11/15/06	119,588		-	-	-	-	-	-	119,588

1.
Mr. Plamondon’s 2006 compensation for the year ended December 31, 2006 consisted of consulting fees payable to R. I. Heller & Co., LLC, of which he is the chief executive officer. The monthly fee is $25,000 of which $250,000 was paid in cash during 2006 and $50,000 will be paid in the future.

Outstanding Equity Awards at Year End - 2006

	Option/Warrants Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Unit That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
William N. Plamondon, III,	1,575,000	0	0	$0.67	6/30/2008	-	-	-	-

Joseph Cappello, Ph.D,	25,000	0	0	3.00	2/212007	-	-	-	-
	25,000	0	0	1.38	7/07/2008
	50,000	0	0	0.75	11/23/2008
	42,500	0	0	0.47	6/15/2009
	10,000	0	0	0.88	9/26/2010
	40,833	9,167	0	0.37	11/25/2012
	16,667	8,333	0	0.65	1/03/2015
	50,000	0	0	0.80	4/12/2011
	20,000	0	0	0.85	5/29/2011
	1,350,000	0	0	0.73	4/25/2013

Franco A. Ferrari, Ph.D	20,000	0	0	1.38	7/07/2008	-	-	-	-
	50,000	0	0	0.75	11/23/2008	-	-	-	-
	30,000	0	0	0.47	6/15/2008	-	-	-	-
	10,000	0	0	0.88	9/26/2010	-	-	-	-
	40,833	9,167	0	0.37	11/25/2012	-	-	-	-
	16,667	8,333	0	0.65	1/03/2015	-	-	-	-
	50,000	0	0	0.80	4/12/2011	-	-	-	-
	20,000	0	0	0.85	5/29/2011	-	-	-	-
	1,200,000	0	0	0.73	4/25/2013	-	-	-	-

J. Thomas Parmeter	40,833	9,167	0	0.37	11/25/2012
	1,250,000	0	0	0.73	4/25/2013

Janis Y. Neves	10,000	0	0	1.38	7/07/2008	-	-	-	-
	11,000	0	0	0.75	11/23/2008	-	-	-	-
	7,000	0	0	0.75	11/23/2008
	2,500	0	0	0.47	6/15/2009
	15,500	0	0	0.22	11/22/2009
	10,000	0	0	0.88	9/26/2010
	24,500	0	0	0.37	11/25/2012
	6,667	0	0	0.65	1/03/2015	-	-	-	-
	4,000	0	0	0.85	5/29/2011	-	-	-	-
	10,000	0	0	0.48	12/12/2011	-	-	-	-
	250,000	0	0	0.73	4/25/2013	-	-	-	-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 9, 2007, we entered into Amendment No. 6 to the Note, originally dated as of April 13, 2006 and due on July 12, 2006, issued by us to Matthew J. Szulik pursuant to which Mr. Szulik loaned us $1,000,000. Prior amendments increased the principal amount and extended the maturity date of the Note. Amendment No. 6 increased the principal amount of the Note to approximately $5,700,000 and extended the maturity date to November 10, 2007.

The details of the Note and ancillary agreements thereto are set forth in Item 1.01 to our Current Reports on Form 8-K that we filed with the Securities and Exchange Commission on April 27, 2006, July 12, 2006, August 18, 2006, October 4, 2006 and January 29, 2007 and are incorporated herein by reference in their entirety.

Material Relationship with the Company

Mr. Szulik has no material relationship with us apart from his ownership of our securities. Based upon our stock records and data supplied to us by our stockholders, we believe that Mr. Szulik is the beneficial owner of approximately 18.1% of our common stock, including the shares underlying the Warrant he acquired from us in connection with our original issuance of the Note to him. We determine beneficial ownership in accordance with the Commission's rules, which generally include voting power and/or investment power with respect to securities. Our shares of common stock issuable upon conversion of debt securities or preferred stock or subject to options or warrants exercisable within 60 days prior to the date on which we make our filing with the Commission in which such beneficial ownership information is disclosed are deemed outstanding for computing the stock ownership percentage of a person holding such convertible debt, preferred stock, options or warrants but are not deemed outstanding for computing the percentage of any other person.

TAG Virgin Islands, Inc., is a registered investment advisor and advises a number of our stockholders in investment decisions, including decisions about whether to invest in our stock. These clients include Messrs, Adelson and Farber and Dr. Kuhn, who are members of our Board of Directors, and Mr. Szulik and Redec & Associates, LLC. Based upon our stock records and data supplied to us by our stockholders, we believe that clients of TAG beneficially own approximately 55.1% of our common stock. TAG has discretionary authority to vote or dispose of the shares of our common stock held in its client accounts and, therefore, may be deemed to be the beneficial owner of such shares in accordance with the Commission's Rules. TAG has informed us that James Tagliaferri is the natural person at TAG with such discretionary authority. TAG expressly disclaims beneficial ownership of any shares owned by its clients.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities (“Section 16 Participants”), to file reports of ownership and changes in ownership with the SEC. Such persons are required to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of such forms furnished to the Company, or written representations that no such forms were required, the Company believes that during 2006 all Section 16 Participants complied with all applicable Section 16(a) filing requirements, except for the inadvertent failure of the following Section 16 Participants: Kerry Kuhn, Steve Lamon, James McCarthy and Steve Peltzman, each respectively failed to file one Form 4 covering one transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership as of July 27, 2007 by

(i)
all persons known by the Company to be the beneficial owner of more than 5% of the common stock, Series D Preferred Stock (on an as converted basis), Series F Preferred Stock (on an as converted basis), Series G Preferred Stock (on an as converted basis), Series H Preferred Stock (on an as converted basis) and Series I Preferred Stock (on an as converted basis),

(ii)	all directors and nominees for directors,

(iii)	each executive officer named below, and

(iv)	all directors and executive officers as a group.

As of the foregoing date, there were no other persons, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of the issued and outstanding common stock.

This table is based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission, and information obtained from our directors and named executives. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of July 27, 2007, including, but not limited to shares of common stock issuable upon conversion of preferred stock and/or exercise of options. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named in the table, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, we believe, based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares common stock which they beneficially own. The business address of each of the Company’s directors and named executive officers is the Company’s address unless otherwise stated in the table below.

Name and Address	Amount & Nature of Beneficial	Approximate
of Beneficial Owner	Ownership	Percentage*

William N. Plamondon, III(1)(2)	1,575,000(3)	2.3%

Richard Adelson(1)	66,600(4)	**

Allan Farber(1)	699,893(5)	1.0%

Kerry L. Kuhn, MD(1)	820,000(6)	1.2%

James B. McCarthy(1)	160,000(7)	**

Joseph Cappello, Ph.D.(2)	1,705,748(8)	2.5%

Franco A. Ferrari, Ph.D.(2)	1,538,859(9)	2.2%

Erin Davis(2)	75,000(10)	**

Redec & Associates, LLC c/o Protein Polymer Technologies, Inc. 10655 Sorrento Valley Road San Diego, California 92121	14,055,658(11)	19.8%

Johnson & Johnson Development Company One Johnson & Johnson Plaza New Brunswick, New Jersey 08933	15,381,362(12)	18. 7%

Matthew Szulik c/o Protein Polymer Technologies, Inc. 10655 Sorrento Valley Road San Diego, California 92121	12,817,821(13)	18.1%

All Officers and Directors as a Group	6,641,100(3)-(10)	9.1%

*	Based upon 67,809,204, shares issued and outstanding as of July 27, 2007 except as otherwise provided in the footnotes.

**	Less than 1%.

(1)	Director or Director nominee.

(2)	Executive Officer.

(3)	Includes 1,575,000 shares subject to warrants exercisable within 60 days.

(4)
Includes 50,000 shares subject to options exercisable within 60 days and 3,400 shares owned by the stockholder’s spouse. Excludes 1,392,372 shares of common stock held in trust for the stockholder’s mother. The stockholder disclaims beneficial ownership of the shares owned in trust for his mother.

(5)	All shares are owned by the stockholder’s spouse. Includes 45,455 shares issuable upon conversion of Series I Preferred Stock within 60 days.

(6)	Includes (i) 365,000 shares subject to options exercisable within 60 days and (ii) 80,000 shares issuable upon conversion of Series G Preferred Stock convertible within 60 days.

(7)	Includes 160,000 shares subject to options exercisable within 60 days.

(8)	Includes 1,512,639 shares subject to options exercisable within 60 days.

(9)	Includes 1,630,000 shares subject to options exercisable within 60 days.

(10)	Includes 75,000 shares subject to options exercisable within 60 days.

(11)	Includes (i) 554,545 shares issuable upon conversion of shares of Series I Preferred Stock convertible within 60 days and (ii) 2,623,622 shares subject to warrants exercisable within 60 days.

(12)
Includes (i) 373,750 shares issuable upon conversion of shares of Series D Preferred Stock convertible within 60 days; (ii) 11,008,333 shares issuable upon conversion of shares of Series F Preferred Stock convertible within 60 days; (iii) 1,078,800 shares issuable upon conversion of shares of Series H Preferred Stock convertible within 60 days; (iv) 1,818,181 shares issuable upon conversion of shares of Series I Preferred Stock convertible within 60 days and (v) 181,818 shares subject to warrants exercisable within 60 days.

(13)	Includes (i) 127,272 shares issuable upon conversion of the Company’s Series I Preferred Stock convertible within 60 days and (ii) 2,744,549 shares subject to warrants exercisable within 60 days.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the Company’s 2008 Annual Meeting of Stockholders must be received by the Company’s Secretary, at Protein Polymer Corporation, 10655 Sorrento Valley Road, San Diego, California 92121 no later than April 10, 2008. We anticipate that our 2008 Annual Meeting of Stockholders will be held on or about September 15, 2008.

GENERAL

Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR all director nominees and FOR Proposals No. 2 and 3.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

Annual Report on Form 10-KSB

A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, including financial statements, is enclosed with this proxy. Exhibits and any amendments to our Form 10-KSB, as filed with the SEC, may be obtained without charge upon written request to: Corporate Secretary, Protein Polymer Corporation, 10655 Sorrento Valley Road, San Diego, California 92121. You can also get copies of our filings made with the SEC, including the Annual Report on Form 10-KSB, by visiting the SEC’s web site at www.sec.gov.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

Erin Davis, Secretary

San Diego, California
August 17, 2007

Annex A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
PROTEIN POLYMER TECHNOLOGIES, INC.

PROTEIN POLYMER TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”) does hereby certify:

FIRST: At a meeting of the Board of Directors of the Company duly called and noticed, resolutions were duly adopted setting forth a proposed amendment to the Company's Certificate of Incorporation, declaring this amendment to be advisable and seeking the approval of stockholders of the Company to such amendment.

SECOND: The last sentence of subsection (a) of Article IV of the Company’s Certificate of Incorporation is hereby deleted in its entirety and in lieu thereof is substituted by the following:

“The total number of shares of Common Stock authorized to be issued is ONE BILLION (1,000,000,000) and each such share shall have a par value of one cent ($0.01).”

THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed this __ day of    2007.

By:
William N. Plamondon, III, Chairman and Chief Executive Officer

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PROTEIN POLYMER TECHNOLOGIES, INC.
ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 20, 2007

THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William N. Plamondon, III or his designee, with full power of substitution, as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the Board Room at L’Ambiance, 4240 Galt Ocean Drive, Fort Lauderdale, Florida 33308, on Thursday, September 20, 2007, at 11:00 a.m. local time and at any adjournment thereof, and to vote all of the shares of common stock, Series G Preferred Stock and Series I Preferred Stock, if any, of Protein Polymer Technologies, Inc. (the “Company”) the undersigned would be entitled to vote if personally present, upon the following matters:

Please mark box in blue or black ink.

1.	Proposal 1-Election of Directors.

Nominees: Richard Adelson, Allan Farber, Kerry L. Kuhn, M.D., James B. McCarthy and William N. Plamondon, III.

☐ For all Nominees (except as marked to the contrary below)	☐ Authority Withheld as to all Nominees

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME)

Richard Adelson	Allan Farber	Kerry L. Kuhn, M.D	James B. McCarthy	William N. Plamondon, III.

2.	Proposal 2-Ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP, as independent auditors of the Company for the year ending December 31, 2007.

☐ For	☐ Against	☐ Abstain

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3.
Proposal 3 - To approve the Company’s Proposal to amend the Company’s certificate of incorporation to increase the authorized number of shares of common stock from 120,000,000 shares to 1,000,000,000 shares.

☐ For	☐ Against	☐ Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF RICHARD ADELSON, ALLAN FARBER, KERRY L. KUHN, M.D., JAMES B. MCCARTHY AND WILLIAM N. PLAMONDON, III AS DIRECTORS, “FOR” ALL OF THE OTHER PROPOSALS AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

Dated:

Signature

(Print Name)

 SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

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